        Exhibit 10.35
AWARD CERTIFICATE
PERFORMANCE SHARE UNIT AWARD
(2024-2026 Performance Period)

Award Date:    ____

Performance Period: ____ through ____

Performance Matrix:

[As determined per award]

Total Shareholder Return (“TSR”) Adjustment Matrix:

[As determined per award]

PERFORMANCE SHARE UNIT AWARD CERTIFICATE
(____-____ Performance Period)
This Performance Share Unit Plan award (the “PSU Award”) is subject to the terms and conditions set forth in this Certificate, the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated (the “Plan”), the Ameriprise Financial Long-Term Incentive Award Program Guide (the “LTIA Guide”), including the Detrimental Conduct Provisions attached thereto, and the Ameriprise Financial Performance Share Unit Plan Supplement to the Long-Term Incentive Award Program Guide (the “Supplement”) and, where applicable, the Ameriprise Financial Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”). Copies of the Plan and the LTIA Guide are available on Inside; copies of the Supplement and Clawback Policy are available upon request.

The PSU Award provides for a payment to you in shares of Ameriprise Financial common stock no later than ____ of 0% to 150% of the Number of Performance Share Units Awarded (at Target) as shown in Shareworks, as adjusted by the performance of Ameriprise Financial and the application of the Performance Matrix and TSR Adjustment Matrix above. Shares of Ameriprise Financial common stock shall be paid at a rate of one share of Ameriprise Financial common stock for each Performance Share Unit that is earned and is part of the PSU Payout. The maximum that the TSR Adjustment Matrix can add to or subtract from the results of the Performance Matrix is 25 percentage points, and the PSU Payout cannot exceed the maximum of 175% of the Number of Performance Share Units Awarded (at Target) as shown in Shareworks. For the Performance Matrix, the payout percentage will be interpolated for performance that falls between the EPS and ROE goals shown above. The Compensation and Benefits Committee, in its sole discretion, will determine the payout percentage that is less than 50% based on an assessment of the performance achieved and other factors. For the TSR Adjustment Matrix, the percentage point adjustment will be interpolated for percentiles between the 25th and 75th percentile. Except as otherwise provided in the Plan, the LTIA Guide or the Supplement, this PSU Award is conditioned on your continuous employment with Ameriprise Financial through the date of payment.

All terms and provisions of the Plan, the LTIA Guide, the Supplement and the Clawback Policy, as the same may be amended from time to time, are incorporated, made part of, and stated in this Certificate. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern. If any provision hereof and of the LTIA Guide or the Supplement or the Clawback Policy shall be in conflict, then the terms of this Certificate shall govern. All capitalized terms used in this Certificate and not defined herein shall have the meanings assigned to them in the Plan, the LTIA Guide or the Supplement or the Clawback Policy.

PSU Awards may not be assigned, sold, pledged, hypothecated, transferred or otherwise disposed of in any manner other than as provided in the Plan, the LTIA Guide, the Supplement, the Clawback Policy or this Certificate, subject to rules adopted by the Committee from time to time.

The granting of the PSU Award, or any prior or future PSU Award, is neither a contract, nor a guarantee, of continued employment or service; the continuation of your employment or service is and always will be at the discretion of Ameriprise Financial. The granting of the PSU Award is a one-time discretionary act, and it does not impose any obligation on Ameriprise Financial to offer future Awards of any amount or nature. The continuation of the Plan and the grant of any future PSU Awards is a voluntary act completely within the discretion of Ameriprise Financial, and the Plan is subject to termination at any time. Ameriprise Financial has taken steps to ensure the accuracy of this Certificate; however, Ameriprise Financial reserves the right to issue corrected certificates in the event of a clerical or administrative error.